Exhibit 99.1

Contacts:	Tom Rathjen Vice President, Investor Relations +1 (408) 789-4458 trathjen@accuray.com	Stephanie Tomei Director, Corporate Communications +1 (408) 789-4234 stomei@accuray.com

SEC Declares Accuray Form S-4 Registration Statement Effective in Proposed Acquisition of TomoTherapy

SUNNYVALE, Calif., May 9, 2011 — Accuray Incorporated (Nasdaq: ARAY), a global leader in the field of radiosurgery, announced today that the U.S. Securities and Exchange Commission has declared effective the company’s Form S-4 Registration Statement relating to the previously announced acquisition of TomoTherapy Incorporated (Nasdaq: TOMO). The proxy statement/prospectus contained in the registration statement will first be mailed to TomoTherapy shareholders on or about Monday, May 9, 2011.

TomoTherapy shareholders will vote at a special shareholders meeting on Thursday, June 9, 2011 at 8:00 a.m. CT/9:00 a.m. ET at TomoTherapy’s offices at 1212 Deming Way in Madison, Wisconsin.  The record date for the shareholders meeting is Tuesday, May 10, 2011.

On April 26, 2011, the mandatory, pre-merger waiting period under the Hart-Scott-Rodino (HSR) Antitrust Improvements Act of 1976 expired.

The transaction creates the premier radiation oncology company by combining two high-growth companies with best-in-class technologies for treatment of cancer and other diseases. For more information regarding this transaction, please visit: www.accuraytomotherapy.com.

About Accuray

Accuray Incorporated (Nasdaq: ARAY), based in Sunnyvale, Calif., is a global leader in the field of radiosurgery dedicated to providing an improved quality of life and a non-surgical treatment option for those diagnosed with cancer. Accuray develops and markets the CyberKnife Robotic Radiosurgery System, which extends the benefits of radiosurgery to include extracranial tumors, including those in the spine, lung, prostate, liver and pancreas. To date, the CyberKnife System has been used to treat more than 100,000 patients worldwide and currently more than 226 systems have been installed in leading hospitals in the Americas, Europe and Asia. For more information, please visit www.accuray.com.

Safe Harbor Statement

The foregoing may contain certain forward-looking statements that involve risks and uncertainties, including uncertainties associated with the medical device industry and the transaction between Accuray and TomoTherapy.  Except for the historical information contained herein, the matters set forth in this press release, including the expected timetable for the transaction between Accuray and TomoTherapy and the impact of the proposed transaction, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements speak only as of the date the statements are made and are based on information available at the time those statements are made and/or managements’ good faith belief as of that time with respect to future events.  You should not put undue reliance on any forward-looking statements.  Important factors that could cause actual performance and results to differ materially from the forward-looking statements we make include:  the satisfaction of closing conditions for the transaction between Accuray and TomoTherapy; market conditions; the effect of the announcement of the transaction on Accuray’s and TomoTherapy’s respective businesses; the impact of any failure to complete the transaction; the risk that Accuray and TomoTherapy will not realize the anticipated benefits of the transaction; the potential inability to successfully operate or integrate TomoTherapy’s business; general industry and economic conditions; and other factors beyond the companies’ control and the risk factors and other cautionary statements described in Accuray’s and TomoTherapy’s filings with the SEC.  Please refer to the Risk Factors section of Accuray’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2010 as updated in our Form 10-Q to be filed on or before May 10, 2011, the Risk Factors set forth in TomoTherapy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as amended, and the Risk Factors set forth in Accuray’s Registration Statement on Form S-4, filed with the SEC on April 7, 2011 and as amended on May 5, 2011 and May 9, 2011, for a further list and description of additional business risks, uncertainties, and other factors that may affect these statements.  Neither Accuray nor TomoTherapy intends to update these statements and undertakes no duty to any person to provide any such update under any circumstance.

Important Additional Information

This press release is for informational purposes only and does not constitute an offer to sell, or the solicitation of an offer to purchase, shares of common stock of Accuray, nor does it constitute an offer to purchase, or a solicitation of an offer to sell, shares of common stock of TomoTherapy.  In connection with the proposed merger, Accuray and TomoTherapy filed a definitive proxy statement/prospectus with the SEC on May 9, 2011.  This press release is not a substitute for the definitive proxy statement/prospectus. The definitive proxy statement of TomoTherapy and the prospectus of Accuray will be mailed to the shareholders of TomoTherapy beginning on or about May 9, 2011.  BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE TRANSACTION, INVESTORS AND SHAREHOLDERS OF TOMOTHERAPY ARE URGED TO READ THE PROXY STATEMENT, REGISTRATION STATEMENT AND THE OTHER RELEVANT MATERIALS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT ACCURAY, TOMOTHERAPY AND THE PROPOSED TRANSACTION.  The proxy statement/prospectus, registration statement and other relevant materials, and any other documents filed by TomoTherapy or Accuray with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov; by contacting Accuray’s Investor Relations Department by email at trathjen@accuray.com, by phone at 408.789.4458 or by mail at 1310 Chesapeake Terrace, Sunnyvale, CA 94089, USA; or by contacting TomoTherapy’s Investor Relations Department by email at tpowell@tomotherapy.com by phone at 608.824.2800 or by mail at 1240 Deming Way, Madison, WI 53717-1954 USA.

Participants in the Solicitation

TomoTherapy and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction.  Information regarding TomoTherapy’s directors and executive officers is available in TomoTherapy’s proxy statement for its 2010 annual meeting of shareholders and TomoTherapy’s Annual Report on Form 10-K for the year ended December 31, 2010, as amended, which were filed with the SEC on March 22, 2010, March 3, 2011, and April 15, 2011, respectively.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the proxy statement and other relevant materials filed with the SEC.

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